News Release
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Sitrick and Company Inc.
    Los Angeles/New York

                                                  Contact: Sandra Sternberg
                                                           Brenda Adrian
                                                           Sitrick and Company
                                                           310-788-2850

For Immediate Release

                Alliance Entertainment Announces Management Changes

     Coral Springs, Fla - December 9, 1997 - Alliance Entertainment Corp. (OTC:AETTQ) today announced that Alvin Teller has resigned as an officer of the Company, effective January 1, 1998, and that Eric Weisman has been named president and chief executive officer replacing him. Mr. Teller will remain with the Company as non-executive Chairman of the Board of Directors. Mr. Weisman has served as chief operating officer of Alliance since July 1997 with responsibility for all of the Company's day-to-day business operations.

     According to Mr. Teller, "My decision to step down as president and chief executive of Alliance reflects that fact that, with the Board's recent approval of a business plan, the stage is now set for Alliance's successful emergence from Chapter 11. That has been my overriding goal since July, and now that the job is nearing completion, I feel my work here is - for the most part - complete.

     "The plan is the culmination of several months of work in which Mr. Weisman and senior management, under my direction, developed a plan that provides for the restructuring of Alliance as primarily a Florida-headquartered one-stop, budget and special products distribution company. With the Board's approval of that plan, I feel strongly that Eric Weisman and current management are more than capable of executing Alliance's plans both in the short and long term. I look forward to working with the Board to expedite Alliance's emergence from Chapter 11."

     Mr. Weisman stated, "I'm confident that, as a result of our restructuring, Alliance is well positioned to service the changing needs of the retail music industry into the millennium and that once the restructuring is completed, the Company will be a driving force in the pre-recorded music distribution industry.

     "Al and I have worked closely over the past several months to develop a business plan that will serve as the foundation of the Company's plan of reorganization," Mr. Weisman continued, "thus enabling Alliance to successfully emerge from Chapter 11 as a viable competitor and a dominant force in the one-stop, budget and special products music distribution business. I am delighted that Al has agreed to remain as non-executive Chairman of the Alliance Board, permitting us to continue to access his expertise in the music business."

     Prior to being named chief operating office of Alliance, Eric Weisman directed all new business development, strategic planning, information technology and marketing activities for the Company. Mr. Weisman joined Alliance from Premier Artists Services, where, as chief operating officer, he directed activities in conjunction with the firm's representation of artists including Frank Sinatra, Liza Minnelli, Sammy Davis, Jr., and Steve Lawrence and Eydie Gorme. At Premier, Mr. Weisman also had responsibility for overseeing Corporate Entertainment Productions (CEP), an entertainment marketing joint venture with Burson-Marsteller and Young & Rubicam.

     In a related announcement, Alliance said that its Board has appointed David Hawthorne as chief financial officer, effective immediately. Mr. Hawthorne has been acting in that capacity on an interim basis since the resignation of Timothy Dahltorp in November.

     Prior to joining Alliance, Mr. Hawthorne was involved in the turn around of several financially troubled companies. Most recently he served as chairman and chief executive of Servico Hotels & Resorts, where he directed its successful reorganization and emergence from Chapter 11. Mr. Hawthorne has also served as executive vice president and chief financial officer of Kendavis Holding Company, where he was involved with its successful reorganization through Chapter 11. He has also worked with Zolfo Cooper & Company, in New York, and Gardinier, Inc. U.S. Phosphoric Products of Tampa, Florida. Mr. Hawthorne holds a B.A. degree from the University of South Florida and an M.B.A. from the University of Tampa.

     On  July  14,  1997,  Alliance  Entertainment  Corp.  and  several  of  its subsidiaries voluntarily filed petitions to reorganize under Chapter 11. Excluded from the filing were certain businesses in the Company's Proprietary Products Group, including Castle Communications, the Company's U.K.-based catalog and re-issue label, and St. Clair Entertainment, its Canadian subsidiary. The Company's Red Ant Entertainment unit was sold in August 1997.

     Forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These
forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "expects," "anticipates," or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates or goals are forward-looking statements. There are certain important factors that could cause results to differ materially from those anticipated by forward-looking statements made herein. Investors are cautioned that all forward-looking statements involve risks and uncertainty.

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